SECOND AMENDMENT TO PROMISSORY NOTE (SIX-MONTH)

THIS SECOND AMENDMENT TO PROMISSORY NOTE (SIX-MONTH) (the “Second Amendment”) is made and entered into as of the 12th day of June 2013 by Discovery Energy Corp. a Nevada corporation f/k/a “Santos Resource Corp.” (herein called “Maker”), and Liberty Petroleum Corporation, an Arizona corporation (herein called “Payee”).

RECITALS:

WHEREAS, Maker executed in favor of Payee a promissory note (the “Note”) dated October 26, 2012; and

WHEREAS, the parties amended the Note according to a First Amendment to Promissory Note (Six-Month) dated the 7th day of March 2013 (the “First Amendment”) (for purposes of the remainder of this Second Amendment, the term "Note" shall mean the Note as heretofore amended by said First Amendment); and

WHEREAS, pursuant to the First Amendment, Maker made a partial principal payment of $100,000 and thereby reduced the principal amount due Payee to $400,000; and

WHEREAS, pursuant to the First Amendment, all remaining principal amount is otherwise to become due and payable on the 12th day of June 2013; and

WHEREAS, Maker wishes to receive an extension of the Note, and the Payee is willing to so extend the Note; and

WHEREAS, the parties hereto desire to further amend the Note upon the terms, provisions and conditions set forth herein;

AGREEMENT:

NOW, THEREFORE, in consideration of a partial payment of the Note in the amount of $25,000 being remitted in connection herewith, the parties hereto hereby agree as follows (all undefined, capitalized terms used herein shall have the meanings assigned to such term in the Note):

1.	Partial Payment of Note. Maker hereby agrees to remit to Payee, as promptly as is possible, a partial payment of the Note in the amount of $25,000. The amendments to the Note provided in paragraph 2 immediately below shall not be effective until such amount is remitted to Payee.

2.	Amendment to the Note. In consideration of the partial payment of the Note pursuant to paragraph 1 immediately above, the Note shall, upon the delivery of such partial payment and without any further act or deed, be amended so that all outstanding principal of this Note ($375,000 after the delivery of such partial payment) and interest that has heretofore accrued or hereafter accrues, on such Note shall become due and payable in a single balloon payment on the 1st day of July 2013, notwithstanding anything else provided for in the Note.

3.	Miscellaneous. Except as otherwise expressly provided herein, the Note is not amended, modified or affected by this Second Amendment. Except as expressly set forth herein, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Note are herein ratified and confirmed and shall remain in full force and effect. On and after the date on which this Second Amendment becomes effective, the terms, “Note,” “herein,” “hereunder” and terms of like import, when used herein or in the Note shall, except where the context otherwise requires, refer to the Note, as amended by the First Amendment and this Second Amendment. This Second Amendment may be executed in counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof, each counterpart shall be deemed an original but all of which together shall constitute one and the same instrument. This Second Amendment shall be deemed fully executed and delivered when duly signed by the signatories and delivered via “PDF” or facsimile transmission.

IN WHITNESS WHEREOF, the undersigned have set their hands hereunto as the first date written above.

DISCOVERY ENERGY CORP., a Nevada corporation		LIBERTY PETROLEUM CORPORATION, an Arizona corporations

By:	/s/ Keith J. McKenzie	By:	/s/ Lane Franks
	Keith J. McKenzie,		Lane Franks,
	Chief Executive Officer		President